EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
June 19, 2006
To the Board of Directors and Stockholders
American Axle & Manufacturing Holdings, Inc.
Detroit, Michigan
We consent to the incorporation, by reference in the Registration Statement No. 333-41976 and No. 333-70466 on Form S-8 of American Axle Manufacturing Holdings, Inc., of our report dated June 19, 2006, appearing in this Annual Report on Form 11-K of the American Axle & Manufacturing, Inc. Salaried Savings Plan as of, and for the year ended, December 31, 2005.
/s/ George Johnson & Company
CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan